UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2018

CHESAPEAKE GRANITE WASH TRUST
(Exact name of Registrant as specified in its Charter)

Delaware	001-35343	45-6355635
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

The Bank of New York Mellon Trust Company, N.A. 601 Travis Street, Floor 16 Houston, Texas 77002
(Address of principal executive offices)

Registrant’s telephone number, including area code: (512) 236-6555

Not applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On December 19, 2018, Chesapeake Granite Wash Trust (the “Trust”) issued a press release announcing that its trustee, The Bank of New York Mellon Trust Company, N.A. (the "Trustee"), has determined to gradually increase the Trustee's existing cash reserves for the payment of future expenses and liabilities of the Trust, as permitted by the trust agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Document Description

99.1	Press release dated December 19, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE GRANITE WASH TRUST
By:	The Bank of New York Mellon Trust Company, N.A., as Trustee

By:	/s/ Sarah Newell
Name:	Sarah Newell
Title:	Vice President

Date: December 19, 2018